Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-38079, 333-49295, 333-49433, 333-60785, 333-61474, 333-62748, 333-65735, 333-65793, 333-72681, 333-80735, 333-86797, 333-85660 and 333-116034) and Form S-8 (Nos. 333-20329, 333-68520, 333-79623, 333-97045 and 333-122824) of Prentiss Properties Trust of our report dated March 14, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Dallas, Texas

March 14, 2005